UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
October 31, 2013

EASTMAN CHEMICAL COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12626	62-1539359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Wilcox Drive, Kingsport, TN	37662
(Address of Principal Executive Offices)	(Zip Code)

(423) 229-2000
(Registrant’s Telephone Number, Including Area Code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01, 1.02, and 2.03 - Entry into a Material Definitive Agreement, Termination of a Material Definitive Agreement, and Creation of a Direct Financial Obligation

On October 31, 2013, Eastman Chemical Company (the “Company”) entered into a $1.0 billion revolving credit agreement (the "Amended and Restated Credit Facility") expiring October 31, 2018.  The Amended and Restated Credit Facility amends, and has terms substantially similar to, the $750 million revolving credit agreement (the “Prior Credit Facility”) which, by its terms, was scheduled to expire in December 2016.  (The Prior Credit Facility is filed as Exhibit 10.01 to the Company's Current Report on Form 8-K dated December 7, 2011 and is described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity, Capital Resources, and Other Financial Information - Liquidity and Capital Resources” in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2013.) At October 31, 2013 the Company had no outstanding borrowings under the Prior Credit Facility, and at November 4, 2013 the Company had no outstanding borrowings under the Amended and Restated Credit Facility.

Borrowings under the Amended and Restated Credit Facility are subject to interest at varying spreads above quoted market rates, and a commitment fee is paid on the total unused commitment and letter of credit fees are paid on the amount of any issued letters of credit based upon the Company’s long-term senior unsecured non-credit-enhanced debt rating.  The Amended and Restated Credit Facility contains a number of customary covenants and events of default, including the maintenance of a ratio of Debt to Consolidated EBITDA (as defined in the Amended and Restated Credit Facility) for any four consecutive quarters of not greater than 3.5 to 1. Borrowings under the Amended and Restated Credit Facility may be made in multiple currencies of up to $1.0 billion for general corporate purposes, for liquidity support for commercial paper borrowings, and for funding draws upon letters of credit issued under the Amended and Restated Credit Facility. The Amended and Restated Credit Facility provides for issuance of letters of credit in the amount of up to $200 million. Borrowings under the Amended and Restated Credit Facility are repayable no later than October 31, 2018, and may be prepaid at any time.

Certain of the lenders, agents, and other parties to the Amended and Restated Credit Facility and their affiliates have in the past provided lending, commercial banking, underwriting, investment banking, or other advisory services to the Company for which they have received customary compensation.

This description of the Amended and Restated Credit Facility is not complete and is qualified in its entirety by reference to the entire Amended and Restated Credit Facility, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by this reference.

Item 9.01(d) -- Exhibits

The following exhibit is filed pursuant to Item 9.01(d):

10.01. Five-Year Credit Agreement, dated as of October 31, 2013, among Eastman Chemical Company, the initial lenders named therein, and Citibank N.A., as administrative agent, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as joint lead arrangers, JPMorgan Chase Bank, N.A., as syndication agent, and Bank of America, N.A., Barclays Bank PLC, The Royal Bank of Scotland PLC, and Wells Fargo Bank, National Association, as documentation agents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Eastman Chemical Company
Date: November 4, 2013	By: /s/ Scott V. King Scott V. King Vice President, Controller and Chief Accounting Officer